Exhibit 10.2

EXECUTION COPY

WAIVER

THIS WAIVER (this “Waiver”), dated as of August 22, 2007, is by and among RYERSON FUNDING LLC, a Delaware limited liability company (the “Borrower”), JOSEPH T. RYERSON & SON, INC., a Delaware corporation, as Servicer (the “Servicer”), RYERSON INC., a Delaware corporation (the “Parent”), the persons signatory hereto from time to time as originators (the “Originators”), the persons signatory hereto from time to time as conduit lenders (the “Conduit Lenders”), the persons signatory hereto from time to time as Committed Lenders (the “Committed Lenders and together with the Conduit Lenders, the “Lenders”), the persons signatory hereto from time to time as group agents (the “Group Agents”) and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Funding Agreement (as hereinafter defined).

WHEREAS, the Borrower, the Lenders, the Group Agents, the Structuring Agent and the Administrative Agent are parties to that certain Receivables Funding and Administration Agreement dated as of January 26, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Funding Agreement”);

WHEREAS, the Borrower, the Servicer, the Originators and the Parent are parties to that certain Receivables Sale and Servicing Agreement dated as of January 26, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”);

WHEREAS, the Borrower and the Servicer have requested that the Lenders, the Group Agents and the Administrative Agent waive the Termination Events set forth in Sections 8.01(c), (o) and (q) of the Funding Agreement and the Event of Servicer Termination set forth in Section 8.01(k) of the Sale Agreement which may occur as a result of election of directors at the Parent’s 2007 annual meeting of shareholders, and the Lenders, the Group Agents and the Administrative Agent have agreed to waive such Termination Events and Event of Servicer Termination subject to the terms and conditions hereinafter set forth;

WHEREAS, the parties hereto hereby agree that this Waiver shall be effective only upon the date (the “Waiver Effective Date”) of the earlier to occur of a Change of Control or a Cross Default, in either case, as contemplated by paragraph (a) or (b) of Section 1 below.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Waivers. At the request of the Borrower and the Servicer, the Lenders, the Group Agents and the Administrative Agent hereby agree that during the period from the Waiver Effective Date until November 30, 2007 (the “Waiver Period”):

(a) an event or condition resulting from the election of directors at the Parent’s 2007 annual meeting of shareholders which may result in a Change of Control and which would but for this Waiver constitute Termination Events under Sections 8.01(o) and (q) of the Funding Agreement and an Event of Servicer Termination under Section 8.01(k) of the Sale Agreement shall be deemed not to constitute such a Termination Event or such an Event of Servicer Termination; and

(b) an event or condition with respect to the 2011 Notes or the Permitted Bonds (as such term is defined below) resulting from the election of directors at the Parent’s 2007 annual meeting of shareholders which would but for this Waiver constitute a Termination Event under Section 8.01(c) of the Funding Agreement (a “Cross Default”) shall be deemed not to constitute such a Termination Event.

For purposes of this Section 1, “Permitted Bonds” shall mean the unsecured convertible bonds in an aggregate amount of $175,000,000, issued by the Parent on November 10, 2004 and November 23, 2004 pursuant to an Indenture, dated as of November 10, 2004, among the Parent, Ryerson Tull Procurement Corporation, as subsidiary guarantor, and The Bank of New York Trust Company, N.A. The Waivers granted pursuant to this Section 1 shall terminate without further notice, action, force or effect at the end of the Waiver Period and any event or condition occurring or existing during the Waiver Period which would have constituted a Termination Event or an Event of Servicer Termination but for this Waiver shall, if continuing to exist at the end of the Waiver Period, thereafter constitute a Termination Event or an Event of Servicer Termination, as applicable, for all purposes of the Funding Agreement and the Sale Agreement. The Lenders, the Group Agents and the Administrative Agent hereby expressly reserve all of their rights with respect to the occurrence of any other event not described in this Section 1 which constitutes a Change of Control, a Termination Event or an Event of Servicer Termination. This specific waiver applies only to the above-specified violation.

2. Conditions Precedent. This Waiver and the provisions contemplated herein shall become effective as of the Waiver Effective Date, upon the Administrative Agent’s receipt of five (5) copies of this Waiver duly executed by the parties hereto.

3. Representations and Warranties of the Borrower and the Servicer.

a. Each of the Borrower and the Servicer hereby represents and warrants that this Waiver and the Funding Agreement, as amended hereby, constitute legal, valid and binding obligations of such party and are enforceable against such party in accordance with their terms.

b. Upon the effectiveness of this Waiver and after giving effect hereto, each of the Borrower and the Servicer hereby reaffirms all covenants, representations and warranties made by it in the Funding Agreement and the Sale Agreement, and agrees that all such covenants, representations and warranties are true and correct in all material respects as of the date hereof.

c. The Borrower hereby represents and warrants that, upon the effectiveness of this Waiver, no event or circumstance has occurred and is continuing which constitutes a Termination Event or an Incipient Termination Event.

d. The Servicer hereby represents and warrants that, upon the effectiveness of this Waiver, no event or circumstance has occurred and is continuing which constitutes a Event of Servicer Termination or an Incipient Event of Servicer Termination.

4. Reference to and Effect on the Funding Agreement.

a. The Funding Agreement, the Sale Agreement and all other amendments, documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

b. Except as expressly provided herein, the execution, delivery and effectiveness of this Waiver shall not operate as a waiver of any right, power or remedy of the Lenders, the Group Agents or the Administrative Agent, nor constitute a waiver of any provision of the Funding Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

5. Governing Law. This Waiver and the obligations arising hereunder shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the internal laws of the State of Illinois (without regard to conflicts of law principles).

6. Headings. Section headings in this Waiver are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purpose.

7. Counterparts; Facsimile Signatures. This Waiver may be executed by one or more of the parties to the Waiver on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile signature page hereto shall be effective as a counterpart signature provided each party executing such a facsimile counterpart agrees to deliver originals thereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Waiver has been duly executed and delivered on the date first above written.

RYERSON FUNDING LLC, as the Borrower

By	/s/ Terence R. Rogers
Name	Terence R. Rogers
Title	Vice President—Finance and Treasurer

GENERAL ELECTRIC CAPITAL CORPORATION, as a Committed Lender and as a Group Agent

By	/s/ Peter DiBiasi
Name	Peter DiBiasi
Title	Duly Authorized Signatory

JPMORGAN CHASE BANK, N.A., as a
Committed Lender, as a Group Agent and as Administrative Agent

By	/s/ Stephanie Lis
Name	Stephanie Lis
Title	Vice President

JUPITER SECURITIZATION COMPANY LLC, as a Conduit Lender
By:	JPMorgan Chase Bank, N.A., its attorney-in-fact

By	/s/ Stephanie Lis
Name	Stephanie Lis
Title	Vice President

Signature Page to Waiver

JOSEPH T. RYERSON & SON, INC., as an Originator and as Servicer

By	/s/ Terence R. Rogers
Name	Terence R. Rogers
Title	Vice President—Finance and Treasurer

RYERSON INC., as Parent

By	/s/ Terence R. Rogers
Name	Terence R. Rogers
Title	Vice President—Finance and Treasurer

Signature Page to Waiver